CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference, in Post-Effective Amendment No. 161 under the Securities Act of 1933 and Amendment No. 162 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33-12213 and 811-05037), of our report dated October 11, 2002, with respect to the financial statements and financial highlights of Lighthouse Opportunity Fund, included in the Annual Report for the year ended August 31, 2002, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP



Los Angeles, California
December 16, 2003